UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2016

PRESTIGE BRANDS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32433	20-1297589
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

660 White Plains Road

Tarrytown, New York 10591

(Address of Principal Executive Offices) (Zip Code)

(914) 524-6800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2016, Prestige Brands Holdings, Inc. (the “Company”) announced that Christine Sacco has been appointed as Chief Financial Officer of the Company effective September 12, 2016. Ms. Sacco, age 41, will replace Ronald M. Lombardi as Chief Financial Officer. Mr. Lombardi has been serving as both Chief Executive Officer and interim Chief Financial Officer of the Company since August 5, 2016.

Prior to Ms. Sacco joining the Company, she was the Chief Financial Officer of Boulder Brands, Inc., a manufacturer and marketer of consumer foods products, from January 2012 to May 2016, Vice President, Controller and Principal Accounting Officer of Boulder Brands, Inc. from January 2011 to March 2012, and Vice President and Controller of Boulder Brands, Inc. from 2008 to December 2010. Prior to that, Ms. Sacco was employed by Alpharma, Inc. as Vice President and Treasurer from 2006 to 2007, Director, Treasury during 2006, Director, Financial Reporting from 2005 to 2006, and Senior Manager, Financial Reporting from 2002 to 2005. From 1997 to 2002, Ms. Sacco served in various roles at Ernst & Young, where she last held the position of Manager, Audit. Ms. Sacco received a B.S. from St. Thomas Aquinas College. Ms. Sacco is a Certified Public Accountant.

In connection with Ms. Sacco’s appointment as Chief Financial Officer, on September 12, 2016, the Company provided an offer letter to Ms. Sacco, which sets forth the terms of her compensation as approved by the Compensation Committee of the Board of Directors, including annual base salary of $475,000, target annual cash incentive of 60% of base salary and target annual equity incentive of 150% of base salary. In addition, pursuant to the offer letter, on the day that she commenced employment with the Company, Ms. Sacco received an initial equity award of stock options and restricted stock units with an aggregate value of $712,500. Ms. Sacco’s offer letter also provides that she is eligible to receive severance benefits equal to her base salary plus the greater of (i) target annual bonus for that fiscal year or (ii) average annual bonus over the past three fiscal years, in the event she is terminated by the Company “without cause” or pursuant to a “change of control” or she terminates her employment for “good reason” as defined in the offer letter.

Ms. Sacco was not selected pursuant to any arrangement or understanding between her and any other person. Ms. Sacco has no family relationships with any of the Company’s directors or executive officers. There have been no related person transactions between the Company and Ms. Sacco reportable under Item 404(a) of Regulation S-K.

The descriptions of the terms of Ms. Sacco’s offer letter are not complete and are qualified in their entirety by reference to the offer letter, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on September 12, 2016 announcing the appointment of Ms. Sacco. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index immediately following the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESTIGE BRANDS HOLDINGS, INC.

Date: September 12, 2016	By:	/s/ Ronald M. Lombardi
Ronald M. Lombardi
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Prestige Brands Holdings, Inc. dated September 12, 2016.

99.2	Offer Letter to Christine Sacco dated September 12, 2016